EXECUTION COPY

MEZZANINE LOAN AGREEMENT
Dated as of November 14, 2012
Between
RUDGATE VILLAGE HOLDINGS, LLC
RUDGATE CLINTON HOLDINGS, LLC
RUDGATE CLINTON ESTATES HOLDINGS, LLC,
as Borrower
and
SUN RUDGATE LENDER LLC,
as Lender

SCHEDULES
Schedule I    -    Definitions
Schedule II    -    Rent Roll
Schedule III    -    Single Purpose Provisions
Schedule IV    -    Organizational Chart
Schedule V    -    Organizational Information

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MEZZANINE LOAN AGREEMENT
THIS MEZZANINE LOAN AGREEMENT, dated as of November 14, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between SUN RUDGATE LENDER LLC, a Michigan limited liability company, having an address at 27777 Franklin Rd., Suite 200, Southfield, Michigan 48034 (together with its successors and assigns, collectively, “Lender”) and RUDGATE VILLAGE HOLDINGS, LLC, RUDGATE CLINTON HOLDINGS, LLC, and RUDGATE CLINTON ESTATES HOLDINGS, LLC, each a Michigan limited liability company, having an address at 201 W. Big Beaver Road, Suite 720, Troy, Michigan 48084 (together with its permitted successors and assigns, collectively, “Borrower”).
W I T N E S S E T H :
WHEREAS, Borrower desires to obtain the Loan from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of the Loan Documents.
NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
ARTICLE 1: DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions.
For all purposes of this Agreement, except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the respective meanings set forth on Schedule I attached hereto.
Section 1.2    Principles of Construction.
All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2: THE LOAN
Section 2.1    The Loan.
2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Initial Loan to Borrower and Borrower shall accept the Initial Loan from Lender on the Closing Date.

2.1.2    The Note. The Initial Loan shall be evidenced by that certain Promissory Note (Mezzanine) of even date herewith in the stated principal amount of up to Twenty Five Million and No/100 Dollars ($25,000,000.00) executed by Borrower and payable to the order of Lender in evidence of the Initial Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.
2.1.3    Additional Advances. Subject to and upon the terms and conditions set forth herein, Lender may make additional advances of principal to Borrower (each such advance, an “Additional Advance” and in the aggregate, “Additional Advances”) as follows:
(a)    Capital Expenditures. Borrower may request an Additional Advance on the Note from Lender to pay for capital expenditures made at the Property, as and when due. Lender may, in its sole discretion, provide such Additional Advance and add such amount to the principal balance of the Note. Nothing herein shall require Borrower or an Affiliate of Borrower to contribute funds to pay for such capital expenditures.
(b)    Operating Expenses. In the event that Property Revenue is not sufficient to permit the Manager to conduct the Management Activities and pay the Operating Expenses, and the Senior Borrower elects not to contribute in cash the amount necessary to fund such shortfall, then Borrower shall request an Additional Advance on the Note from Lender to fund such shortfall, and Lender may, in its sole discretion, provide such Additional Advance and add such amount to the principal balance of the Note. Nothing herein shall require Borrower or an Affiliate of Borrower to contribute funds to cover such shortfall.
(c)    Interest Payments. Each Monthly Payment Date, the difference between (i) the interest accrued on the Note during the Interest Period ending immediately prior to such Monthly Payment Date at the Interest Rate, and (ii) the Monthly Cash Payment (or actual amount paid, if less than the Monthly Cash Payment) paid to Lender on such Monthly Payment Date, shall be advanced to Borrower for payment on the Note and such amount shall be added to the principal balance of the Future Advance Note as an Additional Advance.
2.1.4    Use of Proceeds. Borrower shall use the proceeds of the Loan to pay and discharge any existing loans, if any, relating to the Collateral, make distributions to Sole Member and otherwise use such proceeds for any lawful purpose.
Section 2.2    Interest Rate.
2.2.1    Interest Rate. Subject to the further provisions of this Agreement, including, without limitation, Sections 2.2.2 and 2.2.4 hereof, the Outstanding Principal Balance shall bear interest throughout the Term at the Interest Rate. For applicable tax and accounting purposes, each party shall determine and apply the effective interest rate pursuant to the “Original Issue Discount” rules found within Section 1272 et seq. of the Internal Revenue Code and the accompanying Treasury Regulations.
2.2.2    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law,

overdue interest in respect of the Loan, shall, at Lender’s election, accrue interest at the Default Rate, calculated from the date the Default occurred which led to such Event of Default, without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.
2.2.3    Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.
2.2.4    Usury Savings. The Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by any Legal Requirements, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3    Loan Payments; Term of Loan.
2.3.1    Payments Before Stated Maturity Date. Commencing on the Monthly Payment Date occurring in December, 2012 and on each Monthly Payment Date thereafter throughout the Term, (a) Borrower shall make a monthly payment to Lender of one-twelfth (1/12) of two percent of the outstanding principal balance of the Note (each such payment, a “Monthly Cash Payment”), which payments shall be applied to accrued and unpaid interest, and (b) the difference between the interest accrued during the applicable Interest Period at the Interest Rate and the Monthly Cash Payment made by Borrower to Lender shall be advanced to Borrower by Lender and treated as an Additional Advance and added to the principal balance of the Future Advance Note. On the first Monthly Payment Date, Borrower shall make a payment to Lender of interest only for the period from the Closing Date through and including the day immediately prior to the first Monthly Payment Date, one-twelfth (1/12) of such payment shall be paid by Borrower in cash and eleven-twelfths (11/12) shall be treated as an Additional Advance on the Future Advance Note. In addition, it is acknowledged and agreed that the Management Agreement provides for Manager to cause Senior Borrower to distribute to Borrower the amount needed to pay the Monthly Cash Payment and such additional sums in excess of the amount needed to make the Monthly Cash Payment, after payment of Operating Expenses, debt service payments on the Senior Loan (and any other amounts payable pursuant to the Senior Loan Documents), and payment of the Property Management Fee. To the extent provided in the Management Agreement, Borrower shall be permitted, from time to time, to distribute to Sole Member up to such amount as will cause the total cumulative distributions to Sole Member to equal One Hundred Thirty-Five Thousand and 00/100 ($135,000.00) Dollars per calendar year. All additional distributions which Borrower receives from Senior Borrower after payment of all Asset Management Fees and expense reimbursements and after establishment of all necessary reserves, as provided in the Management Agreement, shall be paid to Lender (“Additional Payments”). The Additional Payments shall be applied by Lender first to accrued and unpaid interest (if any) on the Future Advance Note, then to accrued and unpaid interest on the Note, then to repayment of the principal amount of the Future Advance Note and then to repayment of principal on the Note; provided, however, that upon the occurrence and during the continuance of an Event of Default, Lender may apply the Additional Payments in any order or proportion as Lender may determine in its sole discretion. Further, to the extent the Additional Payments are applied to principal on the Note, an allocable portion of the Exit Points and Prepayment Premium shall apply to such payment(s), to the extent of such payment(s). To the extent the Additional Payments are applied to principal on the Future Advance Note an allocable portion of the Exit Points (but not the Prepayment Premium) shall apply to such payment(s). In no event shall Borrower be required to fund an additional amount to pay such Exit Points or Prepayment Premium as a result of the application of such Additional Payments to the principal on the Note or the Future Advance Note. All amounts due under this Agreement, the Future Advance Note and the Note shall be payable without setoff, counterclaim or any other deduction whatsoever. Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than ten (10) days later than the first (1st) day of each calendar month. Each interest accrual period (the “Interest Period”) thereafter shall commence on the first (1st) day of each calendar month during the Term and shall end on and include the last day of the such calendar month; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the interest accrual period correspondingly.
2.3.2    Payment on Maturity Date. The Loan shall mature on the Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due under the Loan Documents, including the Exit Points.
2.3.3    Late Payment Charge. If any Monthly Cash Payment is not paid by Borrower within five (5) days following the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by any Legal Requirements, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, unless such delay is caused directly by Manager. Any such amount shall be secured by the Pledge and the other Loan Documents. In no event shall such late payment charge apply to the balloon payment due on the Maturity Date or to any Additional Payments.
2.3.4    Exit Points. Regardless of when the Outstanding Principal Balance is repaid, whether in whole or in part, whether voluntarily, involuntarily, by reason of acceleration or otherwise, Borrower must pay the Exit Points to Lender.

2.3.5    Method and Place of Payment.
(a)    Except as otherwise specifically provided herein, all payments and prepayments under this Agreement, the Future Advance Note and the Note shall be made to Lender on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate.
(b)    Whenever any payment to be made under any Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
(c)    All payments required to be made by Borrower under the Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
2.3.6    Cash Management Period. So long as a Cash Management Period (as defined in the Senior Loan Agreement) is not then in effect, if the Borrower fails to pay the Monthly Cash Payment to Lender, due to insufficient funds available from operation of the Property, then the Borrower shall not be deemed to be in Default; provided, however, Lender may institute a cash sweep of all excess cash flow (after required payments are made on the Senior Loan) generated by the Property. Such excess cash flow will be deposited into an account controlled by Lender, pursuant to a deposit account control agreement to be entered into by Lender, Borrower, and a depository institution. In the event excess cash flow is deposited into such account, Lender shall disburse all funds in such account at the request of the Manager in order for such funds to be utilized in connection with the Property. Lender shall send notice to Borrower and Manager to inform them of the occurrence of the cash sweep described in this Section 2.3.6. Borrower shall execute and deliver to Lender such documents and do such other acts as Lender deems necessary or desirable, to evidence and effectively carry out the intent and purpose of this Section 2.3.6.
Section 2.4    Prepayments.
2.4.1    Voluntary Prepayments.
(a)    Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part.
(b)    Subject to Section 2.3.4 and Section 2.4.3 hereof, on the Open Prepayment Date, and on any Business Day thereafter, Borrower may, at its option and upon not less than thirty (30) days irrevocable prior notice to Lender, prepay the Outstanding Principal Balance in whole, but not in part, without payment of the Prepayment Premium, so long as the Senior Borrower repays or defeases the Senior Loan concurrently therewith.
(c)    Subject to Section 2.3.4 and Section 2.4.3 hereof, on and after the seventh (7th) anniversary of the Closing Date, Borrower may, at its option and upon not less than thirty (30) days irrevocable prior notice to Lender, prepay the Outstanding Principal Balance in whole, but not in part, together with payment of the Prepayment Premium, so long as the Senior Borrower repays or defeases the Senior Loan concurrently therewith.

(d)    Any prepayment received by Lender under this Section 2.4.1 shall be accompanied by (a) the Exit Points, (b) all other sums due and payable under the Loan Documents, and (c) all out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.
2.4.2    Mandatory Prepayments. If, pursuant to the terms of the Senior Loan Documents, Senior Borrower is ever entitled to receive any portion of any Net Proceeds (i.e., such amounts are not required to be used for restoration or to be applied to repayment of the Senior Loan), Borrower shall cause such portion of such Net Proceeds to be paid to Lender and the same shall be applied to the payment of the Debt, in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Any prepayment received by Lender under this Section 2.4.2 shall be (a) subject to Section 2.4.3 hereof and (b) accompanied by (i) an allocable portion of the Exit Points if applied in reduction of principal on the Note or the Future Advance Note, (ii) all other sums due and payable under the Loan Documents, and (iii) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment. Provided that no Event of Default shall have occurred and be continuing, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.
2.4.3    Prepayments After Default. If, after the occurrence and during the continuance of an Event of Default, prepayment of all or any part of the Debt is tendered by Borrower (which tender may be rejected by Lender to the extent permitted by applicable Legal Requirements and Lender may pursue its remedies pursuant to the Loan Documents) or otherwise recovered by Lender, such tender or recovery shall be deemed (a) to have been made on the next occurring Monthly Payment Date and such prepayment shall be applied first to the Monthly Cash Payment due on such date and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, or portion thereof then being prepaid or satisfied, (i) the Exit Points, and (ii) the Prepayment Premium, (iii) all other sums due and payable under the Loan Documents, and (iv) all out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.
ARTICLE 3: REPRESENTATIONS AND WARRANTIES
Section 3.1    Borrower Representations.
Borrower represents and warrants to Lender that:
3.1.1    Organization. Each of Borrower, Senior Borrower and Sole Member is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated by the Loan Documents.

3.1.2    Proceedings. The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.1.3    No Conflicts. The execution and delivery of the Loan Documents by Borrower and the performance of its Obligations under the Loan Documents will not conflict with any provision of any law or regulation to which Borrower or Senior Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s or Senior Borrower’s organizational documents or any agreement or instrument to which Borrower or Senior Borrower is a party or by which it is bound, or any order or decree applicable to Borrower or Senior Borrower, or result in the creation or imposition of any Lien on any of Borrower’s or Senior Borrower’s assets or property (other than pursuant to the Loan Documents).
3.1.4    Litigation. Except as set forth on Schedule 3.1.4 and except for evictions and repossessions related to Leases, Borrower has not received any written notice of any current, pending or threatened litigation or administrative proceedings against Borrower, Sole Member, Senior Borrower or otherwise related to the Property.
3.1.5    Agreements. Neither Senior Borrower nor Borrower is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have a Material Adverse Effect. Neither Senior Borrower nor Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.
3.1.6    Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.
3.1.7    Title. Senior Borrower is the lawful owner of the Property and it holds fee simple title to the real property comprising the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of all Liens whatsoever.
3.1.8    No Plan Assets. As of the date hereof and throughout the Term, (a) Borrower does not sponsor, is not obligated to contribute to and is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as amended by Section 3(42) of ERISA, (c) Borrower is not and will not be or constitute the assets of a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any statute, rule or regulation regulating investment of, or fiduciary obligations with respect to, governmental plans.

3.1.9    Compliance. Except as otherwise disclosed on Schedule 3.1.9 attached hereto, and to the knowledge of the Borrower, neither Borrower, Senior Borrower or Sole Member has received written notice of (i) any enforcement action against Senior Borrower relating to the Property with respect to any violation or alleged violation of any building, zoning, safety, fire, environmental, health or other codes, laws, ordinances or regulations, (ii) any violation of any building, zoning, safety, fire, environmental, health or other codes, laws, ordinances or regulations, which, in the case of clauses (i) and (ii) above have not already been cured.
3.1.10    Financial Information. Set forth on the attached Schedule 3.1.10 are the following financial statements (the “Historical Financial Statements”): audited balance sheet and related statement of income for each Property, as of and for the fiscal year ended March 31, 2011 and (b) management prepared balance sheets and related statements of income for each Property as of and for the seven months ended July 31, 2012. To the knowledge of Borrower, the Historical Financial Statements are true and correct in all material respects; provided, however, Lender acknowledges that the balance sheets and statements of income referenced under Section 3.1.10(b) have been prepared based upon information furnished by the on-site managers of the Property and are for a partial year and do not reflect any adjustments or reconciliations.
3.1.11    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.
3.1.12    Taxes and Assessments. Except for installment payments for that certain sidewalk assessment from the City of Sterling Heights, which are not yet due and payable or as otherwise provided in the Title Commitments for each Property, all Taxes and governmental assessments owing in respect of the Property have been paid. To Borrower’s knowledge, and except as set forth in the previous sentence, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, including, but not limited to, those for sewer, water or other utility lines or mains, sidewalks, streets or curbs.
3.1.13    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
3.1.14    Collateral.
(a)    Borrower is the sole beneficial owner of the Collateral and no Lien exists or will exist (except the Liens and security interests created by the Loan Documents) upon the Collateral at any time and no right or option to acquire the same exists in favor of any other Person.
(b)    The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge, the Senior Loan Documents and the LLC Operating Agreement).

(c)    The chief place of business of Borrower and the office where Borrower keeps its records concerning the Collateral will be located at all times at the address specified as Borrower’s address in Section 11.6.
(d)    There is no certificate or instrument evidencing or representing any of the Collateral other than the Ownership Certificates, which are being delivered to Lender on the date hereof.
(e)    The Pledge and the Financing Statements create a valid security interest in the Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the Financing Statements and delivery of the Ownership Certificates to Lender, such security interest will be perfected, first priority security interests and all filings and other actions necessary to perfect such security interest will have been duly taken. Upon the exercise of its rights and remedies under the Pledge and the Financing Statements, Lender will succeed to all of the rights, titles and interest of Borrower in Senior Borrower without the consent of any other Person and will, without the consent of any other Person, be admitted as a member in Senior Borrower. Senior Borrower is not taxed as a corporation under the Code or any other applicable laws.
3.1.15    Licenses. Schedule 3.1.15 attached hereto contains a complete and accurate list of, and copies of, the State of Michigan manufactured housing licenses for each Project and which have been issued and are in full force and effect.
3.1.16    Leases. The rent rolls and concession reports attached hereto as Schedule II, are, in all material respects, an accurate and complete rent roll describing each of the Leases in effect for the Property, including the name of each tenant, the home site occupied by each tenant, rental concessions, monthly rent, delinquencies in rent and deposits and prepaid rent or credits of any tenant. Except as otherwise disclosed in the rent rolls, and to the knowledge of the Borrower, (i) each Lease is in full force and effect; (ii) except as otherwise set forth in the rent rolls or any delinquency reports provided to Lender, no Leases are in monetary default; (iii) Senior Borrower has not received any written notice of a material default by Senior Borrower under the Leases that remain uncured (excluding counterclaims asserted by a tenant in response to an eviction action brought against such tenant); (iv) the Leases have not been modified nor have any concessions been made with respect thereto unless expressly described in the rent rolls or the schedule of concessions delivered to Lender; and (v) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date.
3.1.17    Intentionally Omitted.
3.1.18    Tax Filings. All federal, state and local income, excise, sales, property and other tax returns required to be filed by Borrower have been timely filed and are correct and complete in all material respects. All taxes, assessments, penalties and interest due in respect of any such tax returns have been paid in full, and there are no pending or, to Borrower’s knowledge, threatened claims, assessments, deficiencies or audits with respect to any such taxes

3.1.19    Solvency. Borrower has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor.
3.1.20    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.
3.1.21    Bank Holding Company. Neither Senior Borrower nor Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
3.1.22    Organizational Chart. On and as of the date hereof, the organizational chart attached as Schedule IV hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. On and as of the date hereof, no Person other than those Persons shown on Schedule IV have any ownership interest in, or right of control, directly or indirectly, in Borrower.
3.1.23    Organizational Information. The organizational information attached as Schedule V hereto, relating to Borrower, is true, complete and correct on and as of the date hereof.
3.1.24    Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that since Borrower’s creation, as of the date hereof and until such time as the Obligations shall be paid and performed in full, Borrower has complied in all material respects with, is materially in compliance with, and shall materially comply with the requirements set forth on Schedule III attached hereto.
3.1.25    Purchase Options. Neither the Collateral nor the Property nor any part thereof or interest therein are subject to any purchase options, rights of first refusal or offer to purchase or other similar rights in favor of third parties.
3.1.26    FIRPTA. Borrower is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.
3.1.27    Illegal Activity. No portion of the Property or the Collateral has been or will be purchased with proceeds of any illegal activity.
3.1.28    Investment Company Act. Neither Senior Borrower nor Borrower is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.29    Use of Property. The Property consists solely of a manufactured housing community and related operations and is used for no other purpose.
3.1.30    No Other Financing. Borrower has not borrowed any funds which have not heretofore been repaid in full, except for the Loan; provided, however, the three (3) Borrower entities have entered into a Contribution Agreement which provides a mechanism for Borrowers to share obligations related to the Loan Documents
3.1.31    Contracts.
(a)    Neither Senior Borrower nor Borrower has entered into, and is not bound by, any Major Contract which continues in existence, except for the Management Agreement and those set forth on Exhibit A thereto.
(b)    To Borrower’s knowledge, each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Senior Borrower or Borrower thereunder and, to the knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Senior Borrower, Borrower, Manager or any other Person acting on Borrower’s or Senior Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.
(c)    Borrower has delivered (or has caused Senior Borrower to deliver) true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.
(d)    No Major Contract has as a party an Affiliate of Senior Borrower or Borrower.
3.1.32    Operating Agreements. Each Operating Agreement is in full force and effect and neither Senior Borrower nor, to Borrower’s knowledge, any other party to any Operating Agreement, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default under any Operating Agreement.
3.1.33    Bankruptcy Filings. As of the date hereof, no petition in bankruptcy or insolvency has ever been filed or is pending against Senior Borrower, Borrower, Sole Member or Guarantor, and none of Senior Borrower, Borrower, Sole Member or Guarantor, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency laws. As of the date hereof, none of Senior Borrower, Borrower, Sole Member or Guarantor, is contemplating either the filing of a petition under any federal, state, local or foreign bankruptcy or insolvency laws or the liquidation of all or a material portion of Senior Borrower’s, Borrower’s, Sole Member’s or Guarantor’s assets or properties.
3.1.34    Environmental Compliance. Borrower has delivered to Lender all environmental reports and audits in their possession or control, including, without limitation, phase I and II environmental site assessments and environmental compliance audits (the “Environmental Reports”) relating to the Property, or any portion thereof. Except as disclosed in any Environmental Report delivered to Lender as identified in Schedule 3.1.34 or in any new environmental reports and audits obtained by Lender prior to making this Loan, to the actual knowledge of Borrower without investigation, the Property does not contain any hazardous materials (the “Hazardous Materials”) prohibited, limited or regulated under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Michigan Natural Resources and Environmental Protection Act, or under any other applicable federal, state or local statutes, regulations, rules, court orders or rulings, or ordinances (collectively the “Environmental Laws”) in violation of such Environmental Laws; provided, however, nothing herein shall be deemed a representation or warranty regarding Hazardous Materials which may be contained within manufactured homes located at the Property.
Section 3.2    Survival of Representations; Reliance.
The representations and warranties set forth in Section 3.1 shall survive until the Obligations have been paid and performed in full. All representations, warranties, covenants and agreements made in this Agreement or the other Loan Documents by Borrower or any other Restricted Party shall be deemed to have been relied upon by Lender regardless of any investigation made by or on behalf of Lender either prior to or following the date hereof.
ARTICLE 4: BORROWER COVENANTS
Section 4.1    Borrower Affirmative Covenants.
Borrower hereby covenants and agrees with Lender that throughout the Term:
4.1.1    Payment and Performance of Obligations. Subject to Section 10.2(d) hereof, Borrower shall pay and otherwise perform the Obligations in accordance with the term of this Agreement and the other Loan Documents.
4.1.2    Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done (or shall cause Senior Borrower to cause to be done) all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower or Senior Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture against the Property or the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under the Loan Documents. Borrower covenants and agrees not to (and shall not permit Senior Borrower to) commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall (or shall cause Senior Borrower to) at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents.

4.1.3    Taxes and Other Charges. Borrower shall (or shall cause Senior Borrower to) pay or cause Manager to pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. Borrower shall not (and shall not permit Senior Borrower to) permit or suffer, and shall promptly discharge, any Lien or charge against the Property or the Collateral, and shall promptly pay (or cause to be paid) for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may (or may cause Senior Borrower to) contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, Senior Borrower or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Property, the Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (d) Borrower shall (or shall cause Senior Borrower to) promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (f) Borrower shall (or shall cause Senior Borrower to) deposit with Lender cash or other security as may be required in the proceeding, or as may otherwise be requested by Lender, to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.
4.1.4    Litigation. Borrower shall (or shall cause Senior Borrower, Sole Member, any Guarantor, or Manager to) give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Senior Borrower, Borrower, Sole Member, any Guarantor or Affiliate Manager which is likely to have a Material Adverse Effect.
4.1.5    Access to Property. Borrower shall (or shall cause Senior Borrower to cause Manager to) permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given orally). Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the rights of Tenants under Leases.
4.1.6    Further Assurances; Supplemental Mortgage Affidavits. Borrower shall (or shall cause Senior Borrower to cause Manager to), at Borrower’s sole cost and expense:
(a)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and
(b)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time.

4.1.7    Financial Reporting.
(a)    Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given orally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay all reasonable costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.
(b)    Borrower shall furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s and Senior Borrower’s annual financial statements, in a form reasonably acceptable to Lender, covering the Property, including statements of income and expense and cash flow for Borrower, Senior Borrower and the Property and a balance sheet for Borrower and Senior Borrower. Lender hereby approves of the form of financial statement prepared by Manager. Borrower’s and Senior Borrower’s annual financial statements shall be accompanied by (i) a current rent roll for the Property and (ii) an Officer’s Certificate of the Chief Financial Officer of Borrower or a certification of the Manager certifying to such party’s actual knowledge (A) that such annual financial statement is true, correct, accurate and complete and fairly presents the financial condition and the results of operations of Borrower and the Property and (B) whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents or by Senior Borrower under the Senior Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c)    Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, certified by the Borrower or the Manager:
(i)    quarterly and year-to-date statements of income and expense and cash flow prepared on a cash basis for such quarter with respect to the Property, with a balance sheet for such quarter for Borrower and Senior Borrower; and
(ii)    a current rent roll for the Property.
(d)    Borrower shall (or shall cause Senior Borrower to cause Manager to) submit to Lender by January 31 of each year the Annual Budget for Fiscal Year. If Sun Home Services, Inc. (or an affiliated entity) is no longer the property manager, then Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably withheld or delayed) and Annual Budgets approved by Lender shall hereinafter be referred to as an “Approved Annual Budget”, and in the event that Borrower or Senior Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall (or shall cause Senior Borrower to cause Manager to) promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.

(e)    If Sun Home Services, Inc. (or an affiliated entity) is no longer the property manager, then Borrower shall (or shall cause Senior Borrower to cause Manager to) furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender, including a comparison of the budgeted income and expenses as set forth in the Approved Annual Budget and the actual income and expenses for a quarter and year to date for the Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date.
(f)    Notwithstanding anything set forth in this Section 4.1.7, Borrower’s obligation to furnish Lender with financial information related to the Senior Borrower or the Property shall be subject to Borrower receiving such information from Manager and in no event shall Borrower be deemed to be in Default under this Agreement in the event it has not provided financial or other information required to be delivered pursuant to Section 4.1.7 to Lender which financial or other information has not been previously provided by Manager to Borrower.
4.1.8    Title to the Property and the Collateral. Borrower will cause Senior Borrower to warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances. Borrower will warrant and defend the validity and priority of the Liens of the Pledge on the Collateral against the claims of all Persons whomsoever.
4.1.9    Estoppel Statement. Each party hereunder shall, or shall cause to be done, within ten (10) Business Days following a request of the other party hereto, furnish a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, and (iv) in the case of a statement furnished by Borrower, any offsets or defenses to the payment and performance of the Obligations.
4.1.10    Leases.
(a)    All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) be written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (iv) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other terms which would materially adversely affect Lender’s rights under the Loan Documents.
(b)    Borrower shall (or shall cause Senior Borrower to cause Manager to) (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner; (iii) not collect any of the Rents more than one (1) month in advance (other than security deposits); and (iv) not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents). Upon request, Borrower shall (or shall cause Senior Borrower to cause Manager to) promptly furnish Lender with executed copies of all Leases and a statement of all Tenant security or other deposits.
(c)    All security deposits of Tenants, whether held in cash or any other form, shall be held in accordance with Legal Requirements and shall not be commingled with any other funds of Senior Borrower or Borrower. Borrower shall (or shall cause Senior Borrower to), upon request, provide Lender with evidence satisfactory to Lender of Borrower’s compliance with the foregoing.
4.1.11    PATRIOT Act. Borrower will comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism.  Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism.  In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Pledge and the other Loan Documents and shall be immediately due and payable.
4.1.12    Single Purpose. Borrower shall at all times comply with the requirements set forth on Schedule III attached hereto and shall not take or permit any action that would result in Borrower not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24 and Schedule III attached hereto. Borrower shall cause Senior Borrower to at all times comply with the corresponding requirements set forth in the Senior Loan Agreement and shall not take or permit any action that would result in Senior Borrower not being in compliance with such representations, warranties or covenants contained in the Senior Loan Agreement.
4.1.13    Major Contracts/Operating Agreements. Borrower shall (or shall cause Senior Borrower to) promptly (a) diligently perform and observe all of the terms, covenants and conditions to be performed and observed by it under each Major Contract and Operating Agreement to which it is a party, and do all things necessary to preserve and keep unimpaired its rights thereunder, (b) notify Lender of any notice of default given by any party under any Major Contract or Operating Agreement and deliver to Lender a true copy of each such notice, and (c) endeavor to enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by the other party to each Major Contract and Operating Agreement to which Borrower or Senior Borrower is a party in a commercially reasonable manner.
4.1.14    Affiliated Manager. Four O Group, LLC and the Graham A. Orley Revocable Trust dated February 25, 1983, as amended and/or restated, shall be the sole members of Affiliated Manager. Affiliated Manager shall be a single purpose entity, without material assets. Affiliated Manager shall be the sole manager of Borrower.

4.1.15     Independent Manager. Lender shall designate a Person to serve in the role of “Sun Independent Manager” pursuant to each LLC Operating Agreement.
Section 4.2    Borrower Negative Covenants.
Borrower covenants and agrees with Lender that throughout the Term:
4.2.1    Prohibition on Sale and Encumbrance; Transfers of Interests. Except to the extent permitted pursuant to Article 8, neither Borrower, Senior Borrower nor any other Restricted Party shall, without the prior written consent of Lender, which consent may be granted or denied in Lender’s sole and absolute discretion, sell, transfer, convey, mortgage, grant, bargain, encumber, pledge, assign, alienate, lease (except to Tenants under Leases that are not in violation of Section 4.1.10 hereof), grant any option with respect to or grant any other interest in the Property, the Collateral or any part thereof or interest therein, including any legal, beneficial, economic or voting interest in Borrower, Senior Borrower or any other Restricted Party, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise (each, a “Transfer”). A Transfer within the meaning of this Section 4.2.1 shall be deemed to include (a) an installment sales agreement wherein Borrower or Senior Borrower agrees to sell the Collateral or the Property or any part thereof or interest therein for a price to be paid in installments; (b) an agreement by Borrower or Senior Borrower for the leasing of all or a substantial part of the Property or the Collateral for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) if Borrower, Senior Borrower or any other Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (d) if Borrower, Senior Borrower or any other Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member, other than as a result of a death where the transferee is one (1) or more Immediate Family Members or a trust for their benefit, the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new limited partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer or member or the creation or issuance of new non-managing member interests; and (e) if Borrower, Senior Borrower or any other Restricted Party is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust, other than to an Immediate Family Member of the grantor or an existing beneficiary, or the creation or issuance of new legal or beneficial interests, other than for the benefit of an Immediate Family Member of the grantor or an existing beneficiary.
4.2.2    Liens. Borrower shall not (and shall not permit Senior Borrower to) create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower, Senior Borrower, Sole Member or any portion of the Property or the Collateral except for Permitted Encumbrances.

4.2.3    Dissolution. Borrower shall not (and shall not permit Senior Borrower to) (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower or Senior Borrower, or (d) cause, permit or suffer Sole Member to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Sole Member would be dissolved, wound up or liquidated in whole or in part or (ii) amend the management provisions in the operating agreement of Sole Member, in each case without obtaining the prior consent of Lender.
4.2.4    Change in Use. Borrower shall not (and shall not permit Senior Borrower or Manager to) change the current use of the Property in any material respect.
4.2.5    Other Debt; Debt Cancellation. Borrower shall not (and shall not permit Senior Borrower to) cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower or Senior Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s or Senior Borrower’s business. Borrower shall not (and shall not permit Senior Borrower to) incur, assume or otherwise become liable for any other debt, except for trade payables and other liabilities permitted under the Senior Loan Documents, subject to Section 10.1(c) hereof.
4.2.6    Zoning. Borrower shall not (and shall not permit Senior Borrower or Manager to) initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.
4.2.7    No Joint Assessment. Borrower shall not (and shall not permit Senior Borrower to) suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.
4.2.8    Principal Place of Business. Borrower shall not (and shall not permit Senior Borrower to) change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.
4.2.9    Change of Name, Identity or Structure. Borrower shall not (and shall not permit Senior Borrower to) change Borrower’s or Senior Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s or Senior Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or Senior Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower shall (and shall cause Senior Borrower to) deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall (and shall cause Senior Borrower to) execute a certificate in form satisfactory to Lender listing the trade names under which Senior Borrower intends to operate the Property, and representing and warranting that Senior Borrower does business under no other trade name with respect to the Property.
4.2.10    ERISA.
(a)    Borrower shall not (and shall not permit Senior Borrower to) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.
(b)    Borrower shall (and shall cause Senior Borrower to) deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) Borrower or Senior Borrower, as applicable, is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Borrower or Senior Borrower, as applicable, is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
(i)    Equity interests in Borrower or Senior Borrower, as applicable, are publicly offered securities, within the meaning of 29 C.F.R §2510.3-101(b)(2);
(ii)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower or Senior Borrower, as applicable, are held by “benefit plan investors” within the meaning of 29 C.F.R §2510.3-101(f)(2); or
(iii)    Borrower or Senior Borrower, as applicable, qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R §2510.3-101(c) or (e)
4.2.11    Compliance with Restrictive Covenants, Etc. Borrower will not (and shall not permit Senior Borrower to) modify, waive in any material respect or release any easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.
4.2.12    Organizational Documents. Borrower agrees that without the prior consent of Lender, Borrower will not (and shall not permit Senior Borrower to) execute modifications to any LLC Operating Agreement or operating agreement of Senior Borrower if such modifications might have a Material Adverse Effect, including but not limited to any change to the provisions governing the Sun Independent Manager.

4.2.13    Embargoed Person.
(a)    At all times, throughout the term of the Loan, including after giving effect to any Transfers, (i) none of the funds or other assets of Borrower, Senior Borrower or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (PATRIOT Act) of 2001 and any Executive Orders or regulations promulgated thereunder, each as may be amended from time to time, with the result that the investment in Borrower, Senior Borrower, or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, Senior Borrower or any Guarantor, as applicable, with the result that the investment in Borrower, Senior Borrower or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of Borrower, Senior Borrower or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, Senior Borrower or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.
(b)    Neither Borrower nor Senior Borrower nor, to Borrower’s knowledge, any owner of a direct or indirect interest in Borrower or Senior Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of the Office of Foreign Assets Control (“OFAC”) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.

ARTICLE 5: INSURANCE, CASUALTY AND CONDEMNATION
Section 5.1    Insurance.
5.1.1    Borrower shall cause Senior Borrower to maintain or cause Manager to maintain at all times during the Term the insurance required under the Senior Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Senior Borrower to cause Manager to cause Lender to be named as loss payee on property coverages and named as an additional insured, together with Senior Lender, as their interest may appear, under such of the insurance policies required under the Senior Loan Agreement as Lender shall require. Borrower shall also cause all insurance policies required under this Section 5.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Not less than five (5) Business Days prior to the expiration dates of the Policies (as such term is defined in the Senior Loan Agreement) theretofore furnished to Lender pursuant to the terms hereof, certificates of insurance and, if requested by Lender, other documentation, in each case acceptable to Lender evidencing the Policies, accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder shall be delivered to Lender.
5.1.2    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Collateral, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Pledge and shall bear interest at the Default Rate.
5.1.3    For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant thereto) as are provided in favor of Senior Lender in the Senior Loan Agreement. The Policies delivered pursuant to the Senior Loan Agreement shall include endorsements of the type described in Section 5.1.1(e) thereof, but pursuant to which Lender shall have the same rights as the Senior Lender as referred to in such Section 5.1.1(e).
5.1.4    In the event that the Senior Loan has been paid in full, except upon the occurrence and continuance of an Event of Default, Borrower shall permit Senior Borrower to settle any insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are less than or equal to the Restoration Threshold. Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are equal to or greater than the Restoration Threshold for any Property. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Senior Borrower as its true and lawful attorney in fact, to file and prosecute such claim and to collect and to make receipt for any such payment.

5.1.5    Upon repayment in full of the Senior Loan, the provisions of Section 5.1 of the Senior Loan Agreement shall be deemed incorporated into this Agreement in their entirety.
5.1.6    Notwithstanding anything contained herein to the contrary, however, Lender hereby acknowledges and agrees that the insurance obtained by the Manager meets the requirements of this Article 5 and in the event a Default occurs under any of the provisions of this Article 5 as a result of actions or omissions taken by Manager or as a result of Manager’s failure to comply with Article 5, such event shall not be deemed to be a Default under the Loan as long as Borrower endeavors to cause Manager to meet the requirements of this Article 5.
Section 5.2    Casualty and Condemnation.
5.2.1    Casualty. If the Property shall sustain a Casualty, Borrower shall (or shall cause Senior Borrower to cause Manager to) give prompt notice of such Casualty to Lender and shall cause Senior Borrower to cause Manager to, promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Sections 5.2.1, 5.3.1 and 5.3.2 of the Senior Loan Agreement. Senior Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, submit proof of loss if not submitted promptly by Borrower or Senior Borrower.
5.2.2    Condemnation. Borrower shall (or shall cause Senior Borrower to cause Manager to) give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall (or shall cause Senior Borrower to cause Manager to) deliver to Lender a copy of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall (or shall cause Senior Borrower to), at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Loan Documents and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt.
5.2.3    Upon repayment in full of the Senior Loan, the provisions of Section 5.2 of the Senior Loan Agreement shall be deemed incorporated into this Agreement in their entirety.
Section 5.3    Restoration.
5.3.1    Borrower shall (or shall cause Senior Borrower to cause Manager to) deliver to Lender copies of all reports, plans, specifications, documents and other materials that are delivered to Senior Lender under Section 5.3.2(c) of the Senior Loan Agreement in connection with a restoration of the Property after a Casualty or Condemnation, simultaneously with any such delivery to Senior Lender. Borrower shall (or shall cause Senior Borrower to cause Manager to) keep Lender timely informed of the progress of a restoration of the Property after a Casualty or Condemnation and the status of any negotiations with insurers relating to any such Casualty or Condemnation. In addition, Borrower shall (or shall cause Senior Borrower to), provide Lender with any and all documentation reasonably requested by Lender relating to any Casualty or Condemnation or restoration of the Property after a Casualty or Condemnation. If any insurance proceeds or condemnation awards are to be disbursed by Senior Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Senior Lender that relates to the restoration and release of the insurance proceeds or condemnation awards.
5.3.2    Notwithstanding any provision in this Agreement to the contrary, all insurance proceeds and condemnation awards will be made available to Senior Borrower in accordance with the Senior Loan Agreement. In the event the Senior Loan has been paid in full and Lender receives any insurance proceeds or condemnation award, Lender shall either apply such proceeds to the Debt or for the restoration of the Property in accordance with the same terms and conditions contained in Section 5.3 of the Senior Loan Agreement.
5.3.3    Upon repayment in full of the Senior Loan, the provisions of Section 5.3 of the Senior Loan Agreement shall be incorporated into this Agreement in their entirety.
ARTICLE 6: RESERVED
ARTICLE 7: PROPERTY MANAGEMENT
Section 7.1    The Management Agreement.
Borrower shall cause Senior Borrower to (a) endeavor to cause Manager to manage the Property in accordance with the Management Agreement, (b) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Senior Borrower to be performed and observed, (c) promptly notify Lender of any default under the Management Agreement of which it is aware, (d) if Sun Home Services, Inc. (or an affiliated entity) is no longer the property manager, then promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and while Sun Home Services, Inc. (or an affiliated entity) is the Manager, then Manager shall be authorized to deliver such information to Lender on behalf of Borrower, and (e) promptly endeavor to enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Senior Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Senior Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under the Loan Documents, but subject to Senior Lender’s rights under the Senior Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Senior Borrower to be performed or observed.
Section 7.2    Prohibition Against Termination or Modification.

Borrower shall not permit Senior Borrower to (a) surrender, terminate, cancel, modify, renew or extend the Management Agreement (other than a renewal or extension provided for in the Management Agreement), (b) enter into any new or other agreement relating to the management or operation of the Property with Manager or any other Person, (c) consent to the assignment by Manager of its interest under the Management Agreement, or (d) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent may be granted or denied in Lender’s sole discretion. If at any time Lender consents to the appointment of a new manager and/or the execution of a management agreement under this Article 7 or under Article 8, such manager and Senior Borrower shall, as a condition of Lender’s consent, execute a subordination of management agreement in a form acceptable to Lender.
Section 7.3    Replacement of Manager.
In the event that the Manager is replaced, pursuant to Section 7.3 of the Senior Loan Agreement, Lender shall have the right to approve the replacement Manager, which approval shall not be unreasonably withheld.
ARTICLE 8: TRANSFERS
Section 8.1    Prohibition on Transfer of the Property.
Borrower shall not permit Senior Borrower to Transfer the Property until such time as the Obligations shall be paid and performed in full, in accordance with the terms of this Agreement, including but not limited to, any restrictions on prepayment.
Section 8.2    Permitted Transfers of Interest in Restricted Parties.
Transfers of direct and indirect interests in any Restricted Party shall be prohibited until such time as the Obligations shall be paid and performed in full in accordance with the terms of this Agreement. Notwithstanding the previous sentence, the following Transfers, whether of equity interests or management rights, shall be permitted, upon prior written notice to Lender (provided, however, that failure to give notice will not trigger personal liability under Section 11.22), but without Lender’s consent: (a) Transfers of direct and indirect interests in any Restricted Party (other than a direct interest in any Senior Borrower) or any constituent entities owning an interest (directly or indirectly) in a Restricted Party to another Restricted Party (other than Senior Borrower, Borrower or Affiliated Manager) or to Immediate Family Members of a Restricted Party (or entities or trusts controlled by Immediate Family Members) as a result of a death, disability or incapacitation or for estate planning purposes; (b) Transfers of interests in any Restricted Party (other than a direct interest in any Senior Borrower) or any constituent entities owning an interest (directly or indirectly) in a Restricted Party among the Sole Member entities and/or Transfers of interests in any Restricted Party (other than a direct interest in any Senior Borrower) or any constituent entities owning an interest (directly or indirectly) in a Restricted Party among a Restricted Party and/or any owner(s) of a Sole Member entity (including, without limitation, the redemption of an owner of a Sole Member entity); and (c) Transfers of interests by parties not affiliated with the Guarantors, owning a seven and one-half (7.5%) percent or less interest directly or indirectly in Borrower (the “Unrelated Owners”) and which Transfers will not cause any change in control of Borrower; provided, however, that the Unrelated Owners are not permitted to be the transferee of any transfer permitted by subsections (a) and (b) above. Furthermore, any Transfer with respect to Affiliated Manager, even if qualifying under (a), (b) or (c) above, shall not be permitted if it would (x) cause a change in the management provisions of the operating agreement for Rudgate Manager, LLC, including the provision on the succession of management rights in the events of death, disability or like events, or (y) cause a change in the managers of Rudgate Manager, LLC, other than as set forth as of the date hereof in the operating agreement of Rudgate Manager, LLC. Further, Senior Borrower and Affiliated Manager shall not acquire an ownership interest in any Restricted Party. Borrower shall provide to Lender copies of all notices and information required to be furnished to Senior Lender with respect to such Transfers, as and when delivered to Senior Lender. In addition, in the event of a Transfer in violation of this Agreement, Borrower shall have thirty (30) days after becoming aware of such Transfer to cause such Transfer to be rescinded, revoked, annulled or otherwise cured and in no event shall a Default be deemed to have occurred hereunder for such Transfer in violation of this Agreement or any liability under Section 11.22 hereof arise if cured within such thirty (30) day period. Notwithstanding anything set forth above, no Transfer shall be permitted under this Agreement if it is otherwise prohibited by the Senior Loan Documents, provided, however that a Transfer prohibited by the Senior Loan Documents, but permitted under this Agreement shall not trigger personal liability under Section 11.22.
Section 8.3    Replacement Guarantor. To the extent that any Guarantor is a natural person, the death or incompetency of such Guarantor shall be an Event of Default hereunder unless such Guarantor is replaced in accordance with this Section 8.3. Borrower shall be permitted to substitute a replacement guarantor (a “Substitution”) and no Event of Default shall be deemed to have occurred hereunder, provided that each of the following terms and conditions are satisfied: (a) no Default or Event of Default shall have occurred and remain uncured or would occur as a result of such Substitution; (b) within ninety (90) days after the occurrence of such death or incompetency, Borrower delivers to Lender notice of its intent to substitute such Guarantor and, concurrently therewith, if the replacement guarantor is not the approved replacement guarantor under the Senior Loan, gives Lender a certification that such replacement guarantor has a net worth in excess of $3,000,000, and if the remaining Guarantor can provide to Lender a certification that he has a net worth in excess of $5,000,000 and a reaffirmation of the Guaranty, then the existing Guarantor shall be deemed approved and no replacement guarantor shall be needed for the other Guarantor who has died or been adjudicated incapacitated; (c) the replacement guarantor is a Satisfactory Replacement Guarantor; (d) within thirty (30) days after delivery of the written notice described in the preceding clause (b), such Satisfactory Replacement Guarantor assumes the obligations of Guarantor under the Guaranty for events or conditions occurring prior to, as of and after the Substitution; (e) concurrently with such assumption each of Borrower, the remaining Guarantor and such Satisfactory Replacement Guarantor affirms each of their respective obligations under the Loan Documents; (f) if requested by Lender, such Satisfactory Replacement Guarantor executes a replacement guaranty in form and substance the same as the Guaranty. No such death or replacement of a Guarantor shall hinder, impair, limit, terminate or effectuate a novation of the obligations or liabilities of any other Guarantor under any of the Loan Documents. As used herein, the term “Satisfactory Replacement Guarantor” shall mean a replacement guarantor that meets the requirements set forth in this Section 8.3, provided, however, that if such replacement guarantor is deemed acceptable to Senior Lender, then such replacement guarantor shall be deemed acceptable to Lender.

Section 8.4    Costs and Expenses. Borrower shall pay all costs and expenses of Lender in connection with any Transfer or replacement of any Guarantor, including, without limitation, all reasonable fees and expenses of Lender’s counsel.
ARTICLE 9: RESERVED
ARTICLE 10: DEFAULTS
Section 10.1    Events of Default.
(a)    Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):
(i)    if any monthly installment of interest due under the Note or the Future Advance Note or the payment of the Obligations due on the Maturity Date is not paid within ten (10) days of the date when due;
(ii)    if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for ten (10) days following notice to Borrower that the same is due and payable;
(iii)    if any of the Taxes or Other Charges are not paid before delinquency;
(iv)    if the Policies are not (A) delivered to Lender or (B) kept in full force and effect, each in accordance with the terms and conditions hereof;
(v)    subject to the provisions of Sections 8.1 and 8.2, if Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1;
(vi)    if any representation or warranty made by Borrower or any Guarantor in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such representation or warranty was made;
(vii)    (A) if Borrower, Senior Borrower or Sole Member shall make an assignment for the benefit of creditors or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if any Guarantor shall make an assignment for the benefit of creditors, unless a Satisfactory Replacement Guarantor is provided and in the event a Satisfactory Replacement Guarantor as permitted under Section 8.3 is provided within ninety (90) days, then no default shall be deemed to have occurred;
(viii)    (A) if a receiver, liquidator or trustee shall be appointed for Senior Borrower, Borrower or Sole Member or if Senior Borrower, Borrower or Sole Member shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, Senior Borrower, Borrower or Sole Member, or if any proceeding for the dissolution or liquidation of Senior Borrower, Borrower or Sole Member shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Senior Borrower, Borrower or Sole Member, upon the same not being discharged, stayed or dismissed within ninety (90) days or (B) unless a Satisfactory Replacement Guarantor is provided (and in the event a Satisfactory Replacement Guarantor as permitted under Section 8.3 is provided within ninety (90) days, then no default shall be deemed to have occurred), upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, any Guarantor, or if any proceeding for the dissolution or liquidation of any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the applicable Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;
(ix)    if Borrower attempts to assign its rights or delegate its duties under any of the Loan Documents or any interest herein or therein in contravention of the Loan Documents (other than to Manager);
(x)    if Borrower breaches any representation, warranty or covenant contained in Sections 3.1.24 or 4.1.12 hereof or on Schedule III attached hereto, which creates a Material Adverse Effect;
(xi)    if Borrower shall be in default under any mortgage or security agreement covering any part of the Property whether it be superior or junior in Lien to the Mortgage;
(xii)    subject to Senior Borrower’s right to contest as provided in Section 3.6 of the Mortgage, if the Property becomes subject to any mechanic’s, materialman’s or other Lien except a Lien for Taxes not then due and payable;
(xiii)    if, without Lender’s prior written consent, (A) the Management Agreement is terminated, (B) there is a material change in the Management Agreement, or (C) there shall be a material default by Senior Borrower under the Management Agreement;
(xiv)    if Senior Borrower ceases to continuously operate the Property or any material portion thereof as a manufactured home community for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender);
(xv)    If Borrower fails to replace Guarantor with a Satisfactory Replacement Guarantor upon the death or incompetency of Guarantor in accordance with the terms and provisions of Section 8.3 hereof;

(xvi)    (a) an Event of Default as defined or described in the Senior Loan Documents occurs; (b) the Senior Loan is paid, or defeased, in full unless the Loan is paid, in full pursuant to the terms of this Agreement contemporaneously therewith; or (c) any of the Senior Loan Documents is amended or modified without the consent of Lender;
(xvii)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xvi)above, (A) for ten (10) days after the earlier of (1) Borrower’s knowledge thereof and (2) notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or (B) for thirty (30) days after the earlier of (1) Borrower’s knowledge thereof and (2) notice from Lender, in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period; and provided, further, that Borrower shall have commenced to cure such Default within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such additional time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days and provided further if the Default is being cured by the Manager, then such additional time as may be needed in order for the Manager to cure such Default; or
(xviii)    if there shall be a default under any of the other Loan Documents beyond any applicable notice and/or cure periods contained in such Loan Documents, whether as to Senior Borrower, Borrower, any Guarantor, the Property, the Collateral or any other Person (other than Lender or Manager).
(b)    Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all other Obligations of Borrower under the Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.
Section 10.2    Remedies.
(a)    Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral, the Pledge, the Financing Statements, and the other Loan Documents has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.
(b)    Lender shall have the right from time to time to partially foreclose the Pledge in any manner and for any amounts secured by the Pledge then due and payable as determined by Lender in its sole discretion including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Pledge to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Pledge to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Pledge to secure payment of the sums secured by the Pledge and not previously recovered.
(c)    Any amounts recovered from the Collateral or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.
(d)    Notwithstanding anything set forth elsewhere in this Agreement, upon the occurrence of a Default or an Event of Default that is caused by the affirmative actions of the Manager or the Manager’s failure to perform its obligations under the Management Agreement, Lender shall have no right to exercise any of the remedies set forth in this Section 10.2. In the event that any Obligation is required to be performed by the Manager pursuant to the Management Agreement, and such Obligation is not performed, then Borrower shall not be deemed to be in default of this Agreement as long as Borrower has requested that the Manager perform the Obligation(s) and Borrower endeavors to cause Manager to perform such Obligation(s); provided, however, that Borrower’s acts or omissions do not obstruct or interfere with Manager’s ability to perform such Obligation(s).
Section 10.3    Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained in the Loan Documents, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided under any of the Loan Documents or releasing Borrower from any covenant or obligation under the Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand, and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Pledge and the other Loan Documents) and shall bear interest at the Default Rate. Lender shall have no obligation to send notice to Borrower of any such failure.

Section 10.4    Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to the Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
ARTICLE 11: MISCELLANEOUS
Section 11.1    Successors and Assigns; Assignments and Participations. Borrower may not assign, transfer or delegate its rights or obligations under the Loan Documents without Lender’s prior written consent, and any attempted assignment, transfer or delegation without such consent shall be null and void. Lender may assign, pledge, participate, transfer or delegate, as applicable, to one (1) or more Persons, all or a portion of its rights and obligations under the Loan Documents. The assigning Lender shall have no further obligations under the Loan Documents from and after the date of any such assignment or transfer. In connection with any such assignment, pledge, participation, transfer or delegation, Lender may disclose to the assignee, pledgee, participant, transferee or delegee or proposed assignee, pledgee, participant, transferee or delegee, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of Borrower or any of its Affiliates. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 11.2    Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.
Section 11.3    Governing Law.
(A)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF MICHIGAN, AND DELIVERED TO LENDER BY BORROWER IN THE STATE OF MICHIGAN, AND THE PROCEEDS DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF MICHIGAN, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN APPLICABLE TO

CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF MICHIGAN SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THE LOAN DOCUMENTS, AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF OAKLAND, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.
Section 11.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of any Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 11.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6    Notices.
(a)    All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (i) three (3) days after the date such Notice is mailed, if sent by registered or certified mail, (ii) on the date of delivery by hand, if delivered during business hours on a Business Day (otherwise on the next Business Day), and (iii) on the next Business Day, if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Sun Rudgate Lender LLC 27777 Franklin Road – Suite 200 Southfield, Michigan 48034 Attention: Karen Dearing
with a copy to:	Jaffe Raitt Heuer & Weiss, P.C. 27777 Franklin Road – Suite 2500 Southfield, Michigan 48034 Attention: Mark Krysinski, Esq. Facsimile No.: (248) 351-3082
If to Borrower:	Rudgate Village Holdings, LLC Rudgate Clinton Holdings, LLC Rudgate Clinton Estates Holdings, LLC 201 W. Big Beaver Road Suite 720 Troy, MI 48084-5297 Attn: Graham Orley Facsimile No.:(248) 689-2221
with copies to:
Maddin, Hauser, Wartell, Roth & Heller, P.C.
28400 Northwestern Hwy Ste. 300
Southfield, MI  48034
Attention: Lowell Salesin, Esq.
 Facsimile No.: (248) 359-6189

And:

Jackier Gould PC
121 W Long Lake Rd Ste 200
Bloomfield Hills, MI  48304
Attention: Lawrence S. Jackier, Esq.
Facsimile: (248) 642-5241

(b)    Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel.
Section 11.7    Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 11.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 11.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under any Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 11.10    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, federal, state, local or foreign law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which the Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 11.12    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under the Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 11.13    Expenses; Indemnity.
(a)    To the extent there is sufficient Property Revenue to pay, and Borrower receives such Property Revenue and is legally permitted to pay such amounts to Lender, Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by Borrower or any Guarantor; and (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to the Loan Documents; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses (1) to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (2) to the extent that Manager is required to pay such costs or expenses pursuant to the Management Agreement.
(b)     Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with: (i) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Collateral or any other security given for the Loan; and (ii) enforcing any Obligations of or collecting any payments due from Borrower or Guarantors under the Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any Bankruptcy Action; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses (1) to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (2) to the extent that Manager is required to pay such costs or expenses pursuant to the Management Agreement.
Section 11.14    Schedules Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 11.15    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims and defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 11.16    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of pledgee, beneficiary or lender.
(b)    The Loan Documents are solely for the benefit of Lender and nothing contained in the Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 11.17    Publicity. Any news releases, publicity or advertising by Borrower or its Affiliates which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of its Affiliates shall be subject to the prior approval of Lender.

Section 11.18    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Collateral in preference to every other claimant whatsoever.
Section 11.19    Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.
Section 11.20    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 11.21    Brokers and Financial Advisors.
Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

Section 11.22    Exculpation.
Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Loan Documents, or in the Collateral, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; or (f) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)    Any violation or breach of Section 3.1.34 of this Agreement existing on the date of this Agreement;
(ii)    material physical waste or, after the occurrence and during the continuance of an Event of Default, the removal or disposal of any portion of the Property or the Collateral in violation of the Loan Documents and caused by Borrower, Senior Borrower, Affiliated Manager, Guarantor or any Affiliate of Borrower, Senior Borrower, Affiliated Manager or Guarantor;
(iii)    the misapplication, misappropriation or conversion by Senior Borrower or Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property and not used in compliance with the Senior Loan Documents and the Loan Documents, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property and not used in compliance with the Senior Loan Documents and the Loan Documents, or (C) any Gross Revenues (whether before or after an Event of Default), to the extent such misapplication, misappropriation or conversion consists of a failure to deposit such Gross Revenues into the Clearing Account in accordance with the terms of the Senior Loan Documents, or (D) any Gross Revenues after an Event of Default (including, without limitation, any security deposits, advance deposits or any other deposits collected by Borrower with respect to the Property (including the failure to deliver any such deposits to the Senior Lender or upon a foreclosure of the Property or an action in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and conditions of the applicable Lease prior to the occurrence of the Event of Default giving rise to such foreclosure or action in lieu thereof)) and; provided, however, in no event shall the payment of the Gross Revenues to the Senior Lender or the utilization of such Gross Revenues to pay for operating, maintenance, repair and/or replacement costs associated with the Property be deemed to be a misapplication, misappropriation or conversion of such Gross Revenues;
(iv)    in connection with the Loan or the Property, Borrower, Senior Borrower, any Guarantor, any Affiliate of Borrower, Senior Borrower or any Guarantor engages in any action constituting fraud or willful and material misrepresentation, or willful misconduct;
(v)    the forfeiture by Senior Borrower of the Property (or a portion of the Property), including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act, that results from conduct of criminal activity by Senior Borrower, Borrower, any Guarantor or any of their respective Affiliates;
(vi)     Borrower or Senior Borrower fail to comply with any of the material single purpose representations, warranties or covenants set forth in the Loan Documents or Senior Loan Documents and which failure is not cured within thirty (30) days after Borrower’s receipt of written notice identifying such non-compliance, to the extent such non-compliance may be cured, provided, however, that if the Borrower is diligently working to cure the noncompliance, then Lender shall grant the Borrower an additional thirty (30) days to cure such non-compliance;
(vii)    any Guarantor, Borrower, Senior Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Note, the Future Advance Note, the Pledge or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan and which the Court in any such action or proceeding determines in a final, non-appealable order is frivolous, brought in bad faith or wholly without basis in fact or law; or
(viii)    If the Management Agreement is no longer in effect as a result of Borrower’s or Senior Borrower’s termination of the Management Agreement, then the Borrower and Guarantor shall be liable for any and all actual loss, damage, cost, expense, liability, claim or other obligation incurred or suffered by Lender (including reasonable attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:
(A)    the failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property or the Collateral to the extent such Liens are not bonded over or discharged in accordance with the Loan Documents, except with respect to any Liens which exist due to Senior Borrower’s inability to make the required payments because they do not have access to the Gross Revenues to pay such charges or because there is not sufficient Rents from the Property to make such payments so long as Senior Borrower has not applied the Rents from the Property in violation of the Loan Documents and Senior Borrower contracted for such labor or materials in the ordinary course of business in accordance with the terms of the Loan Documents and with the good faith belief that there would be sufficient funds to timely pay such sums; or

(B)     the failure to pay (1) Taxes or (2) obtain and maintain the fully paid for Policies in accordance with the Senior Loan Documents and the Loan Documents, except if such failure to pay arose because (a) they do not have access to the Gross Revenues to pay such charges or because there was not sufficient Rents from the Property to make such payments so long as neither Borrower nor Senior Borrower have applied the Rents from the Property in violation of the Senior Loan Document or Loan Documents, or (b) funds in the Tax Account or Insurance Account (each as defined in the Senior Loan Agreement, and as applicable) were not used for such purpose or applied by the Senior Lender in any other manner; provided, however, any such liability for Taxes and Insurance Premiums shall cease with respect to Taxes and Insurance Premiums payable after Senior Borrower, Borrower and their Affiliates are not in possession or control of the Property.
Notwithstanding anything to the contrary, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Loan and all obligations thereunder or to require that all collateral shall continue to secure the Loan owing to Lender in accordance with the Loan Documents, and (B) the Loan and all obligations thereunder shall be fully recourse to Borrower and Guarantor in the event that any of the following occur, unless caused by the acts or omissions of the Manager or its affiliates in violation of the Management Agreement:
(a)    Borrower or Senior Borrower fails to comply with any representation, warranty or covenant set forth in Loan Documents or Senior Loan Documents with respect to single purpose structure (and excluding violations caused solely by the Manager or its affiliates), and a court of competent jurisdiction orders a substantive consolidation of the assets and liabilities of any Borrower or Senior Borrower with those of any other Person (other than a Borrower or Senior Borrower) based on such failure;
(b)     Borrower or Senior Borrower fails to obtain Lender’s prior consent to any Indebtedness (which for clarification shall not mean trade payables, operating expenses, capital expenditures, property taxes or assessments, sums due to the Manager or the Senior Lender or indebtedness for borrowed money created through the acts or omissions of the Manager) or any voluntary Lien encumbering the Property or any portion thereof or interest therein, except to the extent expressly permitted by the Loan Documents and excluding any Liens permitted herein and further excluding voluntary liens created through the acts or omissions of Manager or its affiliates;
(c)    Borrower, Senior Borrower or their constituent members or partners fail to obtain Lender’s prior consent to any transfer, except for (i) Permitted Transfers, (ii) transfers otherwise expressly permitted (without Lender’s prior consent) by the Loan Documents or the Senior Loan Documents, or (iii) a transfer to the Senior Lender following an occurrence of an event of default under the Senior Loan;

(d)    Borrower or Senior Borrower files a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law;
(e)    an Affiliate, officer, director or representative which controls, directly or indirectly, Borrower or Senior Borrower files, or joins in the filing of, an involuntary petition against Borrower or Senior Borrower (or any one of them) under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or Senior Borrower (or any one of them) from any Person;
(f)    Borrower or Senior Borrower (or any one of them) files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;
(g)     any Affiliate, officer, director or representative which controls Borrower or Senior Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or Senior Borrower or any portion of the Property, other than at the request of Lender or Senior Lender; or
(h)    Borrower or Senior Borrower (or any one of them) makes an assignment for the benefit of creditors, or admits in any legal proceeding, its insolvency or inability to pay its debts as they become due unless to do otherwise would require a false statement or violate Rule 9011 of the Federal Rules of Bankruptcy Procedure or other applicable rules requiring a sufficient legal and factual basis for filing papers in a proceeding under Federal or state insolvency law.
As used in this Section 11.22, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
Section 11.23    Prior Agreements. The Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of the Loan Documents.
Section 11.24    Servicer.
(a)    At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, designees or nominees, collectively, “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under the Loan Documents to the Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mortgage loans between Lender and Servicer.

(b)    Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and any Guarantor under the Loan Documents.
(c)    Provided Borrower shall have received notice from Lender of Servicer's address, Borrower shall deliver, and cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower and/or Guarantor deliver to Lender pursuant to the Loan Documents. No delivery of any such notices or other documents shall be of any force or effect unless delivered to Lender and Servicer as provided in this Section 11.24(c).
Section 11.25    Joint and Several Liability. If more than one Person has executed any of the Loan Documents as “Borrower,” the representations, covenants, warranties and obligations of all such Persons under such Loan Documents shall be joint and several.
Section 11.26    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
Section 11.27    Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by Legal Requirements, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
ARTICLE 12: SENIOR LOAN
Section 12.1    Senior Loan Notice.
(a)    Promptly after receipt (but no more than five (5) Business Days after receipt), Borrower will deliver (or cause Senior Borrower to deliver) to Lender a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) received from Senior Lender by Senior Borrower or any guarantor under the Senior Loan Documents.
(b)    Unless otherwise delivered to Lender pursuant to the provisions of Section 4.1.7 hereof, and except as otherwise provided herein, Borrower will deliver (or cause Senior Borrower to deliver) to Lender all of the financial statements and material reports, certificates and related items delivered or required to be delivered by Senior Borrower to Senior Lender under the Senior Loan Documents as and when due under the Senior Loan Documents.

Section 12.2    Senior Loan Estoppels. After written request by Lender made no more than one time in any calendar year, Borrower shall (or shall cause Senior Borrower to) from time to time, use reasonable efforts to obtain from Senior Lender such estoppel certificates with respect to the status of the Senior Loan and compliance by Senior Borrower with the terms of the Senior Loan Documents as may reasonably be requested by Lender. In the event or to the extent that Senior Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrower shall not be in breach of this provision so long as, in addition to using reasonable efforts to obtain such estoppel from Senior Lender, Borrower furnishes to Lender estoppels executed by Senior Borrower, each expressly representing to Lender the information requested by Lender regarding the status of the Senior Loan and the compliance by Senior Borrower with the terms of the Senior Loan Documents. Subject to Section 11.22 hereof, Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Senior Loan which was misrepresented in any material respect by Borrower in, or which warrants disclosure and was omitted from such estoppel executed by Senior Borrower.
Section 12.3    Intercreditor Agreement. Borrower hereby acknowledges and agrees that (a) the Intercreditor Agreement will be solely for the benefit of Lender and Senior Lender, (b) neither Borrower nor Senior Borrower shall be intended third-party beneficiaries of any of the provisions therein, and (c) neither Borrower nor Senior Borrower shall have any rights thereunder or shall be entitled to rely on any of the provisions contained therein. Neither of Lender or Senior Lender shall have any obligation to disclose to Borrower or Senior Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are and will be independent of the Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.
Section 12.4    Direction of Senior Borrower. Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any other Loan Documents to the effect that (i) Borrower shall cause, direct, permit or allow Senior Borrower to act or to refrain from acting in any manner or (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Senior Borrower, or (iii) other similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, with respect to Borrower, and to the fullest extent permitted by applicable law, the power (whether direct or indirect) of Borrower to direct Senior Borrower (through ownership of voting securities or partnership or limited liability company or other ownership interests), to bring about or effect a desired result.
Section 12.5    Compliance with Senior Loan Documents.
(a)    Borrower shall cause Senior Borrower to (i) pay all principal, interest and other sums required to be paid by Senior Borrower under and pursuant to the provisions of the Senior Loan Documents; (ii) diligently perform, observe and comply with all of the terms, provisions, covenants and obligations of Senior Borrower under all of the Senior Loan Documents as and when required under the Senior Loan Documents, unless such performance or observance shall be waived in writing by Senior Lender.
(b)    Borrower shall cause Senior Borrower to fund all reserves required to be funded pursuant to the Senior Loan Documents. In the event of a refinancing of the Senior Loan permitted by the terms of this Agreement, Borrower will cause all reserves on deposit with Senior Lender to be utilized by Senior Borrower to reduce the amount due and payable to Senior Lender or alternatively to be remitted to Lender as a mandatory prepayment of the Loan.
Section 12.6    Senior Loan Defaults.
(a)    Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any “Event of Default” under the Senior Loan Documents, Borrower hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation: (i) to pay all or any part of the Senior Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrower and/or Senior Borrower as may be appropriate, to cause all of the terms, covenants and conditions of the Senior Loan Documents on the part of Senior Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 12.6 (including attorneys’ fees) (i) shall constitute an Additional Advance on the Note, (ii) shall increase the then unpaid principal balance of the Loan, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, and (v) shall be secured by the Pledge and the other Loan Documents.
(b)    Subject to Section 11.22 hereof, Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the actions identified in Section 12.6(a) (collectively, the “Senior Loan Cure Liabilities”). To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Senior Loan Cure Liabilities incurred by Lender. The provisions of Section 12.6(a) and this Section 12.6(b) shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of the Mortgage. Lender shall have no obligation to Borrower, Senior Borrower or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall not permit Senior Borrower to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Senior Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Senior Loan.

(c)    Borrower hereby grants Lender and any person designated by Lender the right to enter upon the Property at any time following the occurrence and during the continuance of any default, or the assertion by Senior Lender that a default has occurred under the Senior Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrower’s, Senior Borrower’s and/or Lender’s interest. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Senior Lender with respect to any Senior Loan defaults), without prior notice to, or consent from, Borrower. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.
(d)    If Lender shall receive a copy of any notice of default under the Senior Loan Documents sent by Senior Lender to any Senior Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 12.6, except for Lender’s gross negligence or willful misconduct. In the event that Lender makes any payment in respect of the Senior Loan, Lender shall be subrogated to all of the rights of Senior Lender under the Senior Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.
(e)    Nothing contained herein shall serve to make Borrower or Guarantor liable for any payments due to Senior Lender under the Senior Loan Documents, and except as otherwise provided in Section 11.22 hereof or in the Guaranty, in no event shall Borrower or Guarantor be liable for any amounts due pursuant to the Section 12.6.
Section 12.7    Refinancing of Senior Loan. Without obtaining the prior written consent of Lender, Borrower shall not cause or permit Senior Borrower to (i) refinance or repay or defease the Senior Loan or (ii) take any action in violation of the terms of the Senior Loan Documents.
Section 12.8    Modification of Senior Loan. Without obtaining the prior written consent of Lender, Borrower shall not cause or permit Senior Borrower to amend or modify the Senior Loan Documents.
Section 12.9    Acquisition of Senior Loan. Neither Borrower, Senior Borrower or any Affiliate of any of them shall acquire or agree to acquire the Senior Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Senior Loan (other than through routine purchase of publically traded securities), via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower, Senior Borrower or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; and (ii) shall cause any and all such prohibited parties acquiring any interest in the Senior Loan Documents: (A) not to enforce the Senior Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Senior Loan, (2) reconvey and release the lien securing the Senior Loan and any other collateral under the Senior Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Senior Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:
SUN RUDGATE LENDER LLC, a Michigan limited liability company
By: Sun Communities Operating Limited Partnership, its Sole Member
By: Sun Communities, Inc., its General Partner
By: /s/ Jonathan M. Colman
Name: Jonathan M. Colman
Its: Executive Vice President

BORROWER:
RUDGATE VILLAGE HOLDINGS, LLC, a Michigan limited liability company
By: Rudgate Manager, LLC, its Manager
By: /s/ Graham A. Orley
Name: Graham A. Orley, Co-Manager
By: /s/ Gregg L. Orley
Name: Gregg L. Orley, Co-Manager
[Signatures continued on the following page]

RUDGATE CLINTON HOLDINGS, LLC, a Michigan limited liability company
By: Rudgate Manager, LLC, its Manager

By: /s/ Graham A. Orley
Name: Graham A. Orley, Co-Manager
By: /s/ Gregg L. Orley
Name: Gregg L. Orley, Co-Manager
RUDGATE CLINTON ESTATES HOLDINGS, LLC, a Michigan limited liability company
By: Rudgate Manager, LLC, its Manager

By: /s/ Graham A. Orley
Name: Graham A. Orley, Co-Manager
By: /s/ Gregg L. Orley
Name: Gregg L. Orley, Co-Manager

SCHEDULE I
DEFINITIONS
“Act” shall have the meaning set forth in clause (z)(viii) of Schedule III attached hereto.
“Additional Advance” and “Additional Advances” shall have the meaning set forth in Section 2.1.3.
“Additional Payments” shall have the meaning set forth in Section 2.3.1.
“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all equity interests in such Person, (ii) is in control of, is controlled by or is under common ownership or control with such Person, (iii) is a director or executive officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” shall have a correlative meaning. In no event shall Lender or Manager or any affiliate of Lender or Manager be deemed to be an “Affiliate” of Borrower, Senior Borrower, Affiliated Manager, a Guarantor or any Affiliates of any of the foregoing.
“Affiliated Manager” shall mean Rudgate Manager, LLC, a Michigan limited liability company.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Annual Budget” shall mean the operating budget prepared by Manager for the Property pursuant to the terms of the Management Agreement.
“Approved Annual Budget” shall have the meaning set forth in Section 4.1.7(e).
“Asset Management Fee” shall mean four percent (4.0%) of the Property Revenue actually collected by or for the account of Senior Borrower in each calendar month.
“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees (Mezzanine), dated as of the date hereof, among Senior Borrower, Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.
“Bankruptcy Action” shall mean with respect to any Person (i) such Person filing a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or

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causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Borrower” shall have the meaning set forth in the Recitals to this Agreement.
“Broker” shall have the meaning set forth in Section 11.21.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the State of Michigan.
“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” shall have the meaning set forth in the Pledge.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Prepayment Premium and Exit Fee, if applicable) due to Lender in respect of the Loan and Additional Advances under the Loan Documents.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

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“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) the Interest Rate.
“Embargoed Person” shall have the meaning set forth in Section 4.2.13.
“Environmental Laws” shall have the meaning set forth in Section 3.1.34.
“Environmental Reports” shall have the meaning set forth in Section 3.1.34.
“ERISA” shall have the meaning set forth in Section 4.2.10.
“Event of Default” shall have the meaning set forth in Section 10.1.
“Exit Points” shall mean five percent (5%) of the Outstanding Principal Balance repaid.
“Extraordinary Expense” shall have the meaning set forth in Section 4.1.7(e).
“Final Member” shall have the meaning set forth on Schedule III attached hereto.
“Financing Statements” shall mean the UCC Financing Statement or UCC Financing Statements naming Borrower, as debtor, and Lender, as secured party, pertaining to the Collateral, and filed in the appropriate filing office or offices required under applicable state law.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
“Future Advance Note” shall mean that certain Future Advance Promissory Note (Mezzanine) of even date herewith in the stated principal amount of up to Fifteen Million and No/100 Dollars ($15,000,000.00) made by Borrower in favor of Lender.
“Government Lists” shall have the meaning set forth in Section 4.2.13(b).
“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.
“Gross Revenue” shall mean all revenue, including, without limitation, Rents, derived from the ownership and operation of the Property from whatever source.
“Guarantor” shall mean, individually and collectively, as the context may require, Gregg L. Orley and Randall C. Orley.
“Guaranty” shall mean that certain Guaranty of Recourse Obligations (Mezzanine), dated as of the date hereof, from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Hazardous Materials” shall have the meaning set forth in Section 3.1.34.

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“Immediate Family Member” means a Person’s spouse, parent, child (including stepchild), grandchild (including step-grandchild) or sibling, and for purposes of Section 8.2(a) or (b)only, any Person’s sibling’s spouse, any Person’s child’s spouse or any Person’s grandchild’s spouse.
“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.
“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).
“Initial Loan” shall mean the loan in the original principal amount of up to Twenty Five Million Dollars ($25,000,000.00) made by Lender to Borrower pursuant to this Agreement on the Closing Date.
“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).
“Insurance Proceeds” shall mean all payments from any insurance company payable as a result of the Policies required by Article 5 hereof or any other insurance policy covering the Property and/or Borrower.
“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, between Lender and Senior Lender.
“Interest Period” shall have the meaning set forth in Section 2.3.1.
“Interest Rate” shall mean a rate of twenty‑four percent (24%) per annum.
“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property (excluding any lease or other agreement related to use or occupancy of a manufactured home), and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

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“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Senior Borrower, Borrower, Guarantors or the Property or the Collateral or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, the rules and regulations promulgated pursuant to any of the foregoing, and all permits, licenses and authorizations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Senior Borrower, Borrower, any Guarantor or the Property or the Collateral or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the Recitals to this Agreement.
“Lender Indemnified Parties” shall mean Lender and any designee of Lender, any Affiliate of Lender, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the Lien created by the Loan Documents are or will be recorded or filed, any Person who may hold or acquire or will have held a full or partial interest in the Loan, any Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure thereof, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any and all of the foregoing.
“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Property or the Collateral or any interest therein, or any direct or indirect interest in Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“LLC Operating Agreement” shall mean the Operating Agreements of Borrower.
“Loan” shall mean, collectively, the Initial Loan together with any Additional Advances.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Future Advance Note, the Pledge, the Assignment of Management Agreement, the Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan.

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“Major Contract” shall mean (i) any management, brokerage or leasing agreement or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $50,000.00 or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral.
“Management Activities” shall mean all activities pertaining to the operation, maintenance and management of the Property.
“Management Agreement” shall mean the management agreements entered into by and between Senior Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property.
“Manager” shall mean Sun Home Services, Inc., a Michigan corporation, or any other manager approved by Lender.
“Material Action” means, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, state, local or foreign law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.
“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets, condition (financial or otherwise), equity, contingent liabilities, prospects, material agreements or results of operations of Borrower, Sole Member, any Guarantor, the Property or the Collateral, (ii) the ability of Borrower or any Guarantor to perform their respective obligations under any of the Loan Documents, (iii) the enforceability or validity of any of the Loan Documents, the perfection or priority of any Lien created under any of the Loan Documents or the rights, interests or remedies of Lender under any of the Loan Documents, or (iv) the value, use operation of, or cash flows from, the Property or the Collateral.
“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note, the Future Advance Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

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“Monthly Cash Payment” shall have the meaning set forth in Section 2.3.1.
“Monthly Payment Date” shall mean the first (1st) day of every calendar month occurring during the Term commencing with December, 2012.
“Mortgage” shall mean collectively those certain first priority Mortgages, dated as of the date hereof, executed and delivered by Senior Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Insurance Proceeds or (ii) the net amount of the Award payable as a result of any Condemnation of the Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Award.
“Note” shall have the meaning set forth in Section 2.1.2.
“Notice” shall have the meaning set forth in Section 11.6.
“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.
“OFAC” shall have the meaning set forth in Section 4.2.13(b).
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Sole Member.
“Open Prepayment Date” shall mean the date which is the Monthly Payment Date occurring three (3) months prior to the Stated Maturity Date.
“Operating Agreements” shall mean any covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.
“Operating Expenses” shall mean all operating and other expenses incurred in connection with the Property in order to manage the Property in accordance with the Applicable Standards (as defined in the Management Agreement), which are not otherwise payable by third parties, including, but not limited to, all expenses incurred by Manager in performing its obligations under the Management Agreement, the cost of maintaining the Property, any and all repair, maintenance and other obligations under any Lease, the cost of all operation, maintenance, improvement, protection, preservation, display, marketing, leasing or other activities on or with respect to the Property, including without limitation, real estate taxes, insurance premiums and assessments. Operating Expenses shall also include, without limitation, all costs and expenses incurred by Senior Borrower, Borrower and/or Manager related to resident agent fees, bank fees, independent director fees, loan servicing and related costs, expenses and fees, accounting fees and other costs and expenses incurred as a direct result of reporting requirements imposed under any loan documents and all other similar excess costs and expenses incurred in order to comply with the requirements of the Loan Documents.

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Operating Expenses shall not include legal, accounting, corporate annual registration payments or costs and expenses unrelated to the Loan or the Property.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Obligations” shall mean (i) the performance of all obligations of Borrower contained herein; (ii) the performance of each obligation of Borrower contained in the Note, the Future Advance Note or any other Loan Document; and (iii) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note, the Future Advance Note or any other Loan Document.
“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance under the Note and the Future Advance Note.
“Ownership Certificates” shall mean the limited liability company membership interest certificate referenced in the Pledge Agreement and evidencing Borrower’s equity interests in Senior Borrower.
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
“Patriot Act Offense” shall have the meaning set forth in Section 4.2.13(b).
“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Senior Loan Documents (and, solely with respect to the Collateral, those created by the Loan Documents), (ii) all encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) any workers’, mechanics’ or similar Liens on the Property provided any such Lien is discharged or bonded in accordance with Section 3.6 of the Mortgage, and (v) such other matters as reflected on the Survey (which Lender hereby acknowledges are acceptable).
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, real estate investment trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Pledge” shall mean that certain Pledge and Security Agreement made by Borrower in favor of Lender as security for the Loan and encumbering the Collateral, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Policies” shall have the meaning set forth in the Senior Loan Agreement.

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“Prepayment Premium” shall mean, as of any Tender Date, the sum of all interest payments which Borrower would have paid to Lender during the remaining original term of the Note and Future Advance Note until the Stated Maturity Date calculated at the Interest Rate and based on the then Outstanding Principal Balance and presuming there will be no prepayments of principal and no more than the Monthly Cash Payments of interest each month.
“Property” shall mean the parcels of real property, the Improvements thereon and all personal property owned by Senior Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clause of the Mortgage.
“Property Management Fee” shall mean three percent (3.0%) of the Property Revenue actually collected by or for the account of Senior Borrower in each calendar month.
“Property Revenue” shall mean all fixed, base or minimum rent and all other amounts payable by tenants at the Property, together with all other revenue pertaining to the Property from whatever source.
“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Senior Borrower, Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements (excluding, however, any amounts arising from or attributable to the sale, lease or financing of manufactured homes), including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property (excluding manufactured homes) or rendering of services by Senior Borrower, Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds.
“Restoration” shall have the meaning set forth in Section 5.2.1.
“Restoration Threshold” shall mean three percent (3%) of the Outstanding Principal Balance.
“Restricted Party” shall mean, collectively, (i) Borrower, Senior Borrower, Sole Member, any Guarantor, and any Affiliated Manager and (ii) any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of Borrower, Senior Borrower, Sole Member, any Guarantor, any Affiliated Manager or any non-member manager.
“Satisfactory Replacement Guarantor” shall have the meaning set forth in Section 8.3.

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“Senior Borrower” shall mean collectively Rudgate Village SPE, LLC, Rudgate Clinton SPE, LLC and Rudgate Clinton Estates SPE, LLC, each a Delaware limited liability company.
“Senior Lender” shall mean Ladder Capital Finance, LLC and any subsequent holder of the Senior Loan.
“Senior Loan” shall mean the loan in the original principal amount of Forty-Five Million Nine Hundred Thousand and No/100 Dollars ($45,900,000.00) made by the initial Senior Lender to Senior Borrower pursuant to the Senior Loan Agreement, as the same may be amended or split pursuant to the terms of the Senior Loan Documents.
“Senior Loan Agreement” shall mean that certain Loan Agreement dated as of even date herewith between Senior Lender and Senior Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Senior Loan Cure Liabilities” shall have the meaning set forth in Section 12.6(b).
“Senior Loan Documents” shall mean the “Loan Documents” as that term is defined in the Senior Loan Agreement.
“Senior Note” shall mean that certain Promissory Note of even date herewith, in the stated principal amount of Forty-Five Million Nine Hundred Thousand and No/100 Dollars ($45,900,000.00)executed by Senior Borrower and payable to the order of Senior Lender in evidence of the Senior Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time).
“Servicer” shall have the meaning set forth in Section 11.24(a).
“Sole Member” shall mean collectively Rudgate Village Company, LLC, Rudgate Clinton Company, LLC, and Rudgate Clinton Estates L.L.C., each the sole member of a Borrower.
“State” shall mean the State of Michigan.
“Stated Maturity Date” shall mean November 13, 2022.
“Substitution” shall have the meaning set forth in Section 8.3.
“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.
“Sweep Event” shall have the meaning set forth in the Senior Loan Agreement.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

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“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.
“Tender Date” shall mean the date of any prepayment of the Loan contemplated under Sections 2.4.1, 2.4.2 or 2.4.3 hereof.
“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.
“Title Insurance Policy” shall mean, an ALTA mortgagee title insurance policy in the form acceptable to Senior Lender issued with respect to the Property and insuring the Lien of the Mortgage.
“Transfer” shall have the meaning set forth in Section 4.2.1.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

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SCHEDULE III
SINGLE PURPOSE PROVISIONS
[For purposes of the following single purpose provisions, Borrower includes three (3) separate Michigan limited liability companies and each of such three (3) single member companies shall be deemed to be a single person for purposes of compliance with each of the following single purposes provisions.]
(a)    Borrower has not owned, does not own and will not own any asset or property other than (i) the Collateral and (ii) incidental personal property necessary for the ownership, management or operation of the Property.
(b)    Borrower has not engaged, does not engage, and will not engage in any business other than the ownership of the Collateral and Borrower will conduct and operate its business as presently conducted and operated.
(c)    Borrower has not entered and is not a party to and will not enter into or be a party to any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except in the ordinary course of business and on terms and conditions that are disclosed to Lender in advance and that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.
(d)    Borrower has not incurred and will not incur any Indebtedness other than the Debt and unsecured trade payables in the ordinary course of business not to exceed an outstanding balance of $25,000 at anytime.
(e)    Except as otherwise provided in the Contribution Agreement among the three (3) entities comprising Borrower, Borrower has not made and will not make any loans or advances to any Person (including any Affiliate or constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates.
(f)    Borrower is and shall seek to remain solvent and Borrower has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, however, such obligations are subject to the following: (i) sufficient funds from operation of the Property to maintain such solvency and pay such debts and liabilities; and (ii) the Sole Member shall not be required to make any additional capital contributions or loans to Borrower to maintain such solvency or to pay such debts or liabilities.
(g)    Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not (i) terminate or fail to comply in any material respect with the provisions of its organizational documents, or (ii) unless Lender has consented, amend, modify or otherwise change its operating agreement, articles of organization, or other organizational documents.

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(h)    Borrower has maintained and will maintain all of its accounts, books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person; provided, however, accounts, books, financial statements and bank accounts may be maintained jointly among the three (3) entities comprising Borrower. Borrower’s assets have not been and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates if (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on Borrower’s own separate balance sheet.
(i)    Borrower has been and will be, and has held and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower, but excluding the three (3) entities comprising Borrower), has corrected and shall correct any known misunderstanding regarding its status as a separate entity, has conducted and shall conduct business in its own name, has not identified and shall not identify itself or any of its Affiliates as a division or part of the other, and has maintained and shall maintain and utilize separate stationery, invoices and checks bearing its own name.
(j)    Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, such obligations are subject to the following: (i) sufficient funds from operation of the Property to maintain such solvency and pay such debts and liabilities; and (ii) Sole Member shall not be required to make any additional capital contributions or loans to Borrower to maintain such solvency or to pay such debts and liabilities.
(k)    Neither Borrower nor any constituent party has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower in violation of this Agreement.
(l)    Borrower has not commingled and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person (other than among the three (3) entities comprising Borrower), and has held and will hold all of its assets in its own name.
(m)    Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.
(n)    Borrower has not assumed or guaranteed or become obligated for the debts of any other Person (other than among the three (3) entities comprising Borrower) and has not held itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person(other than among the three (3) entities comprising Borrower), and Borrower will not assume or guarantee or become obligated for the debts of any other Person (other than among the three (3) entities comprising Borrower) and does not and will not hold itself out to be responsible

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for or have its credit available to satisfy the debts or obligations of any other Person (other than among the three (3) entities comprising Borrower).
(o)    Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all the representations, warranties and covenants in Sections 3.1.24 and 4.1.12 and this Schedule III, and (ii) all the organizational documents of Borrower.
(p)    Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts, other than the other Borrower, Sole Member or Affiliated Manager.
(q)    Borrower has none of its own employees.
(r)    Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.
(s)    Borrower has not, and without the unanimous consent of all of its members, partners, directors or managers will not, take any action that might reasonably be expected to cause Borrower to become insolvent, it being acknowledged and agreed that such obligation is subject to receipt of sufficient funds from operations of the Property to maintain such solvency and in no event shall owners of the Borrower be required to make capital contributions or loans to Borrower to maintain such solvency.
(t)    Borrower has allocated and will allocate fairly and reasonably any shared expenses, including shared office space.
(u)    Except in connection with the Loan, Borrower has not pledged and will not pledge its assets for the benefit of any other Person.
(v)    Borrower either (i) has no, and will have no, obligation to indemnify its officers, directors, managers, members, shareholders or partners, as the case may be, or (ii) if it has any such obligation, such obligation is fully subordinated to the Debt and will not constitute a claim against Borrower if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.
(w)    Borrower will consider the interests of Borrower’s creditors in connection with all limited liability company actions.
(x)    Except as provided in the Loan Documents, Borrower has not and will not have any of its obligations guaranteed by any Affiliate.
(y)    Borrower’s organizational documents shall provide that as long as any portion of the Obligations remains outstanding:
(i)    Borrower will not:

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(A)    dissolve, merge, liquidate or consolidate, except as provided in clause (y)(ii) below;
(B)    except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;
(C)    amend its organizational documents with respect to the matters set forth in this Schedule III, without the consent of Lender; or
(D)    without the affirmative vote of its Affiliated Manager, take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.
(ii)    Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Michigan Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under the Act;
(iii)    upon the occurrence of any event that causes the last remaining member of Borrower or the Sole Member (in each case, the “Final Member”) to cease to be a member of Borrower (other than (A) upon an assignment by Final Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (B) the resignation of Final Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (1) to continue the existence of Borrower and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower;
(iv)    the bankruptcy of Final Member or a special member of Borrower shall not cause Final Member or such special member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution;
(v)    in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in the Act; and

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(vi)    to the fullest extent permitted by law, each of Final Member and the special members of Borrower shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

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